SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): December 17, 2003








                        CNL HOSPITALITY PROPERTIES, INC.
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               (Exact Name of Registrant as Specified in Charter)



       Maryland                         0-24097             59-3396369
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 (State or other jurisdiction   (Commission File Number)    (IRS Employer
       of incorporation)                                  Identification No.)


                  450 South Orange Avenue
                     Orlando, Florida                       32801
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         (Address of principal executive offices)       (Zip Code)



      Registrant's telephone number, including area code:  (407) 650-1000


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

PROPERTY ACQUISITIONS

      On December 17, 2003 and December 18, 2003, the Registrant acquired interests in three hotel properties for an estimated aggregate purchase price of approximately $630 million. The Registrant used proceeds from its public offering of common stock and financing arrangements to acquire these properties.

     On December 17, 2003, the Registrant and Hilton Hotels Corporation ("Hilton") formed a joint venture (the "Hilton 3 Partnership"), which is 75% owned by the Registrant and 25% owned by Hilton. On December 17, 2003, the Hilton 3 Partnership acquired two Hilton Hotel properties located in each of La Jolla, California (the "Torrey Pines Property") and Washington, D.C. (the "Capital Hilton Property"). The Torrey Pines and Capitol Hilton Properties were acquired from Hilton at a purchase price of $106.5 million and $105.5 million, respectively.

      The Torrey Pines Property is a four-story hotel, which includes 394 guest rooms. The Property has over 26,000 square feet of indoor meeting space, 15,700 square feet of outdoor meeting space, one (three meal) restaurant, two lounges, outdoor swimming pool, whirlpool, spa and an exercise facility. The Property is located within the excusive San Diego resort community of La Jolla, overlooking the California coastline and Torrey Pines Golf Course. The Capital Hilton Property is a 12-story hotel, which includes 544 guest rooms. The Property has approximately 25,000 square feet of meeting space, two restaurants, a lobby lounge and an exercise facility. The Property is located in the center of downtown Washington, D.C., two blocks from the White House and within walking distance from local attractions.

      The Hilton 3 Partnership obtained financing of approximately $127.8 million upon acquisition of the Torrey Pines and Capitol Hilton Properties. The loan bears interest at a rate of 200 basis points over the 5-year Treasury yield subject to a floor of 5.50%. Monthly payments of interest only are required through maturity with all principal and any unpaid interest due and payable in December 2008. The lessee of each of these Properties is an indirect wholly owned subsidiary of the Hilton 3 Partnership and each of these Properties is managed by Hilton.

     On December 18, 2003, the Registrant and an unrelated third party formed a joint venture (the "Del Coronado Partnership"), which is 70% owned by the Registrant and 30% owned by KSL Recreation Corporation ("KSL"). The Del Coronado Partnership acquired the Hotel del Coronado on Coronado Island in California (the "Del Coronado Property") from subsidiaries of the Public Employee Retirement System of Ohio for a purchase price of $418 million. The Del Coronado Property is a national historic landmark hotel built on 31 beachfront acres of Coronado Island, California. The Property includes 688 guest rooms and has approximately 63,000 square feet of indoor meeting space, eight food and beverage outlets, twenty-two retail outlets, two heated outdoor swimming pools, three tennis courts, bicycle and beach equipment rentals, and an exercise facility. In connection with the acquisition of the Del Coronado Property, the Del Coronado Partnership obtained financing of $290 million. This debt has a blended interest rate of 285 basis points above 30-day LIBOR (4.02% as of November 30, 2003) and requires monthly interest only payments through maturity in December 2008, at which time all remaining principal and interest are due. The Del Coronado Property is leased to an indirect taxable REIT subsidiary of the Del Coronado Partnership and is operated by KSL.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial statements relating to Properties acquired.

         Audited financial statements, as required, will be filed under cover of a Form 8-K/A no later than March 1, 2004.

     (b) Pro forma financial information.

         Pro forma financial information will be filed, as required, when the audited financial statements are filed under cover of the Form 8-K/A referenced in Item 7(a), which will be filed no later than March 1, 2004.

     (c) Exhibits.

         Not applicable.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CNL HOSPITALITY PROPERTIES, INC.



Dated: December 31, 2003            By:   /s/ Thomas J. Hutchison, III
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                                              THOMAS J. HUTCHISON, III
                                              Chief Executive Officer